UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2005

PremierWest Bancorp
(Exact Name of Registrant as specified in its charter)

Oregon	333 - 96209	93-1282171
(State or other	(Commission File Number)	(IRS Employer
jurisdiction		Identification No.)
of incorporation)

503 Airport Road, Medford, Oregon		97501
Address of Principal Executive Office		Zip Code

Registrant's telephone number including area code 541-618-6003

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

            On November 17, 2005, PremierWest Bancorp issued a press release announcing a $0.05 per share cash dividend payable on January 31, 2006 to shareholders of record January 6, 2006. All of the information in the press release, appearing in Exhibit 99.1, is not filed but is furnished pursuant to Regulation FD.

Item 9.01 Financial Statements and Exhibits.
(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits:
99.1 Press Release

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERWEST BANCORP (Registrant)

Date: November 17, 2005	By: /s/ Tom Anderson
Tom Anderson, Chief Financial Officer

Exhibit 99.1

Press Release
Additional Information Contact(s):
John Anhorn	Rich Hieb	Tom Anderson
President	Executive Vice President	Senior Vice President
& Chief Executive Officer	& Chief Operating Officer	& Chief Financial Officer
(541) 618-6020	(541) 618-6020	(541) 282-5190
john.anhorn@premierwestbank.com	rich.hieb@premierwestbank.com	tom.anderson@premierwestbank.com

PREMIERWEST BANCORP
DECLARES CASH DIVIDEND

Medford, Oregon - November 17, 2005 - John Duke, Chairman of the Board of Directors of PremierWest Bancorp (NASDAQ - PRWT) announced today that the Board of Directors has declared a $0.05 per share cash dividend payable January 31, 2006 to shareholders of record January 6, 2006. Duke stated "With the Company's established trend of increased earnings year over year, management and the Board of Directors feels confident in the Company's ability to continue moving forward with its growth strategy while rewarding shareholders with a consistent dividend program".

John Anhorn, President and Chief Executive Officer stated that "During the last seven years PremierWest has grown from two locations to its current fifty-three locations, including PremierWest full service banking offices, PremierWest Investment Services offices, and Premier Finance Company offices. During this time period shareholders have been rewarded with healthy stock appreciation and a consistent stock dividend program. This announced $0.05 per share cash dividend combined with the fifth consecutive annual stock dividend paid to shareholders in June 2005 continues to add value to our shareholder's investment. Looking ahead, we will continue to implement our growth plan while rewarding shareholders. In the next nine to twelve months we plan to open a minimum of three new full-service branches as well as pursue other growth opportunities that complement our existing footprint".

ABOUT PREMIERWEST BANCORP

PremierWest Bancorp (NASDAQ: PRWT) is a financial services holding company headquartered in Medford, Oregon. We operate primarily through our subsidiary PremierWest Bank. Recognized as one of the fastest growing banks in the Pacific Northwest, PremierWest offers a full array of financial products and services through a network of full service banking offices located primarily along the Interstate 5 freeway corridor between Eugene, Oregon and Sacramento, California.

PremierWest Bank offers expanded banking related services through its two subsidiaries, Premier Finance Company and PremierWest Investment Services, Inc. Premier Finance Company operates from offices in Medford, Klamath Falls, Grants Pass, Roseburg and Portland, Oregon and Redding, California. PremierWest Investment Services operates in all of the Bank's community-focused market areas.

PremierWest Bank was created following the merger of the Bank of Southern Oregon and Douglas National Bank in May of 2000. In April of 2001, PremierWest Bancorp acquired Timberline Bancshares, Inc. and its wholly-owned subsidiary, Timberline Community Bank, with eight branch offices located in Siskiyou County in northern California. In January of 2004, PremierWest acquired Mid Valley Bank with five branch offices located in the northern California counties of Shasta, Tehama, and Butte.

This report contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those reflected in these statements. The forward-looking statements are made pursuant to the safe harbor provisions of Section 21D of the Securities Exchange Act of 1934, as amended. Those forward-looking statements are based on management's assumptions and projections, and are sometimes identifiable by the use of the words, "expect to", "plan", "will", "believe" and words of similar predictive nature. Because management's assumptions and projections are based on anticipation of future events, you should not place undue emphasis on forward-looking statements, and you should recognize that those statements are effective only as of the date of this release. You should anticipate that our actual performance may vary from those projections, and variations may be material and adverse. You should not rely solely on forward-looking statements in evaluating an investment or prospective investment, and you should consider all uncertainties and risks discussed in the filings of PremierWest Bancorp with the Securities and Exchange Commission ("SEC"). PremierWest undertakes no obligation to update any forward-looking statements contained herein.